UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 2007

                              Gilman + Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                  000-22996                   11-2587324
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (845) 486-0900


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2007, Gilman + Ciocia, Inc. (the "Company") closed the sale (the "Investment Purchase Closing") of 40,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), at a price of $.10 per share (the "Investment Purchase") pursuant to an Investor Purchase Agreement dated April 25, 2007 (the "Purchase Agreement") with Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I and WebFinancial Corporation (the "Investment Purchasers").

The Investment Purchase Closing was contingent upon, among other things, the purchase of an additional 40,000,000 shares of Common Stock at a price of $.10 per share in cash or by the conversion of outstanding debt or other liabilities of the Company (the "Private Placement") by other purchasers (the "Private Placement Purchasers") including officers, directors and employees of the Company. Prime Partners II, LLC ("Prime Partners II"), a holding company owned in part by Michael P. Ryan (the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, "Michael P. Ryan"), purchased 15,420,000 shares of Common Stock in the Private Placement by the conversion of $1,542,000 of Company debt. The Placement Purchase Agreement entered into between the Company and Prime Partners II, LLC dated August 13, 2007 for the subscription of the Common Stock purchased is filed herewith as Exhibit 10.1. The Debt Conversion Agreement dated August 13, 2007 entered into between the Company and Prime Partners II, LLC is filed herewith as Exhibit 10.2. The closing of the Private Placement (the "Private Placement Closing") occurred on August 20, 2007 simultaneously with the Investment Purchase Closing.

In connection with the Investment Purchase Closing, the Company entered into a Shareholders Agreement dated August 20, 2007 with the Investment Purchasers, Michael P. Ryan, Carole Enisman (the Company's Executive Vice President of Operations), Ted H. Finkelstein (the Company's Vice President and General Counsel), Dennis Conroy, and Prime Partners, Inc. and Prime Partners II, holding companies owned in part by Michael P. Ryan (the "Existing Shareholders"). The Shareholders Agreement is filed herewith as Exhibit 10.3.

Pursuant to the terms of the Shareholders Agreement: at the Investment Purchase Closing, the Investment Purchasers were given the right to designate two directors (the "Investor Directors") for election to the Company's Board of Directors (the "Board"); so long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two directors (the "Existing Shareholder Directors") for election to the Board; the Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors; one of the Investor Directors shall be appointed as a member of the Compensation Committee of the Board and one of the Investor Directors shall have the right to attend all Audit Committee meetings; the consent of one of the Investor Directors is required for certain Company actions above designated thresholds, including the issuance, redemption or purchase of equity or debt, the issuance of an omnibus stock plan, the creation of any new class of securities, certain affiliate transactions, changes to the Company's certificate of incorporation or bylaws, entering into a merger, reorganization or sale of the Company or acquiring any significant business assets, or material changes to the business line of the Company; the Investor Shareholders agreed to a one year standstill agreement concerning the acquisition of Company assets, Company securities, proxy solicitations, voting trusts or tender offers; the Investor Purchasers were granted a right of first refusal for future securities issued by the Company; and the Company was granted a right of first refusal for sales of Common Stock by the Investment Purchasers and by the Existing Shareholders.

Also in connection with the Investment Purchase Closing, the Company entered into a Registration Rights Agreement dated August 20, 2007 with the Investment Purchasers and the Private Placement Purchasers (the "Holders"). The Registration Rights Agreement is filed herewith as Exhibit 10.4. Pursuant to the terms of the Registration Rights Agreement: subject to certain conditions, the Company agreed to file for the Holders an Automatic Registration Statement (the

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"Automatic Registration")no later than the later of forty five days after the
Investment Purchase Closing and thirty days after the Company has filed its Form 10-K for the fiscal year ending June 30, 2007; if the Company is unable to register all Registrable Securities in the Automatic Registration, the Company agreed to certain demand registrations by the Holders; the Company granted to the Holders certain Tag-Along Registration rights; the Holders were given demand registration rights on the happening of certain events; and the Company agreed to delineated registration procedures.

The summaries of the terms of the Shareholders Agreement and the Registration Rights Agreement are qualified in their entirety by the terms of such agreements, which are filed herewith as Exhibits 10.3 and 10.4, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

At the Investment Purchase Closing, the Company issued 40,000,000 shares of Common Stock for proceeds of $4,000,000 pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Regulation D, Rule 506 ("Rule 506"). The proceeds from the Investment Purchase Closing were used as follows: $2,375,000 was paid to Met Life Insurance Company of Connecticut ("Metlife"), formerly known as the Travelers Insurance Company, in full satisfaction of the approximate $6,820,000 owed to Metlife by the Company; $50,000 was paid to Wachovia Bank, National Association ("Wachovia") as a principal payment, which reduced the Company's loan balance with Wachovia to approximately $689,000; $19,208 was paid to Wachovia for a loan fee and legal fees; and the $1,555,792 balance was paid to the Company to be used as working capital.

At the Private Placement Closing, the Company also issued 16,910,000 shares of Company Stock for cash proceeds of $1,691,000 and 23,090,000 shares of Common Stock for the conversion of $2,309,000 of Company debt, including 15,420,000 shares issued to Prime Partners II, for the conversion of $1,542,000 of Company debt. Such shares were issued pursuant to an exemption from the registration requirements under Rule 506. The $1,691,000 cash proceeds from the Private Placement Closing were disbursed as follows: $3,750 for escrow agent fees; and the $1,687,250 balance was paid to the Company to be used to retire related party debt.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2007, the Company entered into an employment agreement with Michael P. Ryan, its President and Chief Executive Officer (the "Employment Agreement"). The Employment Agreement contains the following salient terms: the term is from July 1, 2007 to June 30, 2011; the base salary is $350,000 per year; a bonus will be awarded to Mr. Ryan ranging from 40% of base salary to 100% of base salary if actual EBITDA results for a fiscal year exceed at least 85% of the EBITDA budgeted for such fiscal year; any commissions paid to Mr. Ryan for personal production will reduce the bonus; a severance payment equal to base salary and bonus (computed at 100% of base salary) will be paid to Mr. Ryan for the greater of three years or the ending date of the term if he is terminated as the result of an involuntary change of control, or the greater of one year or the ending date of the term if he is terminated as the result of a voluntary change of control. In addition, Mr. Ryan agreed to a one year covenant not to compete with the Company and a two year covenant not to solicit customers or employees of the Company or registered representatives of the Company's broker dealer subsidiary.

This summary of the terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement filed herewith as Exhibit 10.5

The text of the press release issued by the Company on August 20, 2007 for the above Items 1.01, 3.02 and 5.02 is filed herewith as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Placement Purchase Agreement dated August 13, 2007

Exhibit 10.2 Debt Conversion Agreement dated August 13, 2007

Exhibit 10.3 Shareholder Agreement dated August 20, 2007

Exhibit 10.4 Registration Rights Agreement dated August 20, 2007

Exhibit 10.5 Employment Agreement between the Company and Michael P. Ryan dated August 20, 2007

Exhibit 99.1 Press release dated August 20, 2007

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Gilman + Ciocia, Inc.
                                        ----------------------------------------
                                                     (Registrant)


Date: August 23, 2007
      ------------------------         /s/ Ted H. Finkelstein
                                       -----------------------------------------
                                       Name: Ted H. Finkelstein
                                       Title: Vice President and General Counsel